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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------



     We consent to the incorporation by reference in this Registration Statement of Infonet Services Corporation on Form S-8 of our report dated June 14, 1999 (November 19, 1999 as to Note 16 and December 15, 1999 as to the last paragraph of Note 17), appearing in the Prospectus of Infonet Services Corporation filed with the Securities and Exchange Commission on December 16, 1999 (File No. 333-88799) pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

     We also consent to the reference to us under the heading "Named Experts and Counsel" in this Registration Statement of Infonet Services Corporation on Form S-8.


/s/ Deloitte & Touche LLP

Los Angeles, California

May 15, 2000